EXHIBIT 10.15


                     AMENDMENT NO. 8 TO ST. JOHN'S DREDGING
                   AND DEEP WATER PIER CONSTRUCTION AGREEMENT

This Amendment No. 8, effective October 1, 1996, ("Amendment No. 8") to the St. John's Dredging and Deep Water Pier Construction Agreement (the "Agreement") dated April 3, 1987 by and between ANTIGUA AND BARBUDA, acting through its government (hereinafter ("Antigua") and ANTIGUA MASONRY PRODUCTS, LTD., a corporation organized and existing under the laws of Antigua and Barbuda, which assigned its interest to ANTIGUA HEAVY CONSTRUCTORS, LTD., a corporation organized and existing under the laws of Antigua and Barbuda (hereinafter the "Contractor") as amended by Amendments 1, 2, 3, 4, 5, 6 and 7. This Amendment No. 8 is made by and between Antigua and Contractor. Except as otherwise set forth herein, terms defined in the Agreement and the Amendments shall have the same meaning when used herein.

In consideration of the mutual covenants and agreements hereinafter set forth, Antigua and Contractor agree as follows:

Article 18 which has been amended by Amendments Nos. 1, 2, 4 and 5 is hereby amended further to provide that:

         1. Effective January 1, 1996 the quarterly payment from Antigua to Contractor to be made from the revenues to Antigua received from the United States Navy and Air Force for rental of property in Antigua is reduced from US$500,000 per quarter to US$312,500 per quarter, and

         2. Beginning in November 1996, US$50,000 per month is to be transferred on the tenth (both) business day of each month from Antigua's fuel tax revenues on deposit in a local Antiguan Bank to Antigua Heavy Constructors, Ltd.'s account in the Antigua Commercial Bank (Account Number 100001557). Antigua warrants that it will issue an irrevocable letter to its bank instructing the bank to make the transfer set forth herein, such letter to be substantially in the form attached hereto as Exhibit "A".

Antigua agrees to undertake any needed action and do whatever is constitutionally necessary to give full effect to this Amendment No. 8.

IN WITNESS WHEREOF, the parties hereto, by and through their respective undersigned signatories, have each executed and delivered this Amendment No. 8 as of this 23 day of October 1996.

ANTIGUA AND BARBUDA
Acting Through its Government

By: /S/ LESTER B. BIRD
    --------------------------
           Prime Minister

ANTIGUA HEAVY CONSTRUCTORS, LTD.
as Assignee of
Antigua Masonry Products, Ltd.

By: /S/ RICHARD L. HORNSBY
    --------------------------
           Director

Acknowledged by Antigua and Barbuda
Minister of Finance

/S/ JOHN E. ST. LUCE
-------------------------------

                                   EXHIBIT "A"

                           IRREVOCABLE LETTER TO BANK

____________________        Manager

____________________        St. John's, Antigua

Dear Sir:

The Government of Antigua and Barbuda has signed Amendment No. 8 to the St. John's Dredging and Deep Water Pier Construction Agreement. This amendment provides that we issue you a standing order to transfer US$50,000 per month from the Government's fuel tax revenue deposit account in your bank to Antigua Heavy Constructors, Ltd.'s account in the Antigua Commercial Bank (Account number 100001557). This transfer is to be made on the tenth (both) business day of each month commencing in November 1996.

This letter is your standing instruction and is irrevocable without the written consent of Antigua Heavy Constructors, Ltd. or until any promissory notes issued to Antigua Heavy Constructors, Ltd. under the terms of the St John's Dredging and Deep Water Pier Construction Agreement as amended are paid in full.

Yours truly,


------------------
D. Keith L. Hurst
Financial Secretary



------------------
Ludolph Brown
Accountant General

cc: Honourable Prime Minister
    Honourable Finance Minister
    Director of Audit